UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021 (June 29, 2021)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	UEPS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Christopher Guy Butt Meyer as Chief Executive Officer and Director

On June 30, 2021 Net 1 UEPS Technologies, Inc. (the "Company") announced that effective July 1, 2021, Chris G.B Meyer will be appointed Chief Executive Officer of the Company. On June 29, 2021, the board of directors of the Company appointed Mr. Meyer as a director of the Company, also effective from July 1, 2021, for a term that will expire at the Company's next annual meeting of shareholders.

Mr. Meyer is a highly accomplished financial services executive with over 23 years in the industry and makes the move to the Company after a 20-year career with Investec Bank Plc ("Investec"). From his base in London, Mr. Meyer led Investec's international Corporate & Investment bank, serving over 100,000 corporate and institutional clients across seven countries. He was also an executive director for both Investec Bank plc and various international and regional subsidiaries.

Agreements with Mr. Meyer

Mr. Meyer and the Company entered into an employment agreement and a restrictive covenants agreement, which will become effective on July 1, 2021. In addition, Mr. Meyer and Net1 Applied Technologies South Africa Proprietary Limited entered into a contract of employment ("SA Employment Contract") and a restrictive covenants agreement, which will also become effective on July 1, 2021. Mr. Meyer will receive an annual base salary of $650,000, which will be paid in South African Rand. The employment agreement provides that Mr. Meyer is an at-will employee and his SA Employment Contract provides that either party may terminate the agreement with three month's notice.

Mr. Meyer is eligible for a short-term cash incentive award during each full fiscal year of employment of between 70% and 140% of Mr. Meyer's base salary, or $455,000 to $910,000, and subject to certain performance criteria, including but not limited to Mr. Meyer's own performance, which will be determined by the remuneration committee in its discretion. In addition, Mr. Meyer will be eligible to participate in and receive awards under the Company's Amended and Restated 2015 Stock Incentive Plan with the terms and conditions of any such awards subject to the discretion of the remuneration committee.

Subject to approval by the remuneration committee and Mr. Meyer's continuous employment on each vesting date, Mr. Meyer is entitled to an award of restricted shares of the Company (i) on or about July 1, 2021, calculated using a base amount of $552,500 (the "sign-on" grant) and (ii) on or about January 1, 2022, such number of restricted shares equal to the aggregate amount of common stock purchased by Mr. Meyer between the date the Company files its fiscal 2021 Form 10-K and December 31, 2021,  calculated using a base amount of up to $1,000,000 (the "matching" grant), in each case, divided by the product of the Fair Market Value (as defined in the Company's Amended and Restated 2015 Stock Incentive Plan) of the Company's common stock on the date of such grant. The sign-on grant vests in full on June 30, 2024, and the matching grant vests ratably over a period of three years commencing on the first anniversary of the grant of the award. As of June 29, 2021, the Company's shares of common stock's closing price on NASDAQ was $4.59.

Subject to approval by the remuneration committee, Mr. Meyer is also entitled to a long-term incentive award related to the Company's 2022 fiscal year, comprising an award of restricted stock equal to 85% of Mr. Meyer's base salary, or $552,500, divided by the Fair Market Value of the Company's common stock, as determined by the remuneration committee in its sole discretion on the date of grant. Vesting of the award will be subject to performance criteria to be determined by the remuneration committee and the continuous employment of Mr. Meyer on each vesting date. The award of restricted stock vests ratably over a period of three years commencing on the first anniversary of the grant of the award.

There are no family relationships between Mr. Meyer and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Meyer that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the agreements with Mr. Meyer does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.01 - 10.04 and are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On June 30, 2021, the Company issued a press release announcing the appointment of Mr. Meyer as described in Item 5.02 above. A copy of the Company's press release is attached hereto as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Contract of Employment, dated as of June 30, 2021, between Net1 Applied Technologies South Africa (Pty) Ltd and Christopher Guy Butt Meyer

10.2	Restrictive Covenants Agreement, dated as of June 30, 2021, between Net1 Applied Technologies South Africa (Pty) Ltd and Christopher Guy Butt Meyer

10.3	Employment Agreement, dated as of June 30, 2021, between Net 1 UEPS Technologies, Inc. and Christopher Guy Butt Meyer

10.4	Restrictive Covenants Agreement, dated as of June 30, 2021, between Net 1 UEPS Technologies, Inc. and Christopher Guy Butt Meyer

99.1	Press Release, dated June 30, 2021, issued by Net 1 UEPS Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: June 30, 2021	By:	/s/ Alex M.R. Smith
	Name:	Alex M.R. Smith
	Title:	Chief Financial Officer